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                                          July 30, 1999

To Our Clients:

    Enclosed for your consideration are the Proxy Statement dated July 30, 1999 (the "Proxy Statement") and the Form of Election distributed in connection with the agreement and plan of merger (the "Merger Agreement") among The Leslie Fay Company, Inc. ("Leslie Fay"), Three Cities Fund II, L.P., Three Cities Offshore II C.V. and TCR Acquisition Sub Co. ("Merger Sub") pursuant to which Merger Sub will merge (the "Merger") into the Company with the Company as the surviving corporation. In the Merger, you will have the right to elect to receive $7.00 per share in cash in exchange for some or all of your shares of Leslie Fay's Common Stock. However, if you elect to receive cash for some or all of your shares and the holders of more than 2,111,966 shares elect to receive cash, then there will be a pro rata reduction so that you will receive cash for some of your shares and keep the remainder of your shares.

    We are (or our nominee is) the record holder of shares of Leslie Fay's Common Stock held for your account. As such, we are the only ones who can elect to receive cash in exchange for those shares, and then only pursuant to your instructions. We are sending you the enclosed Form of Election for your information only.

    Please instruct us as to whether you wish us to elect to receive cash for any or all of the shares of Leslie Fay's Common Stock we hold for your account upon the terms and subject to the conditions of the Merger Agreement.

    We call your attention to the following:

    (1) The right to elect to receive cash will expire at 5:00 p.m., New York City time, on Tuesday, August 17, 1999 (the "Election Date");

    (2) A maximum of 2,111,966 shares of Leslie Fay's Common Stock may elect to receive cash in the Merger; and

    (3) Stockholders who elect to receive cash in the Merger will not be obligated to pay brokerage commission solicitation fees.

    If you want us to elect to receive cash for any or all of your shares of Common Stock (held by us for you), please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to elect to receive cash for those shares, we will elect to receive cash for all such shares unless you specify otherwise on the attached instruction form.

    YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT AN ELECTION TO RECEIVE CASH ON YOUR BEHALF PRIOR TO THE ELECTION DATE.

    As described in Section A of the Form of Election, in the event that holders of more than 2,111,966 shares make an effective election to receive cash, Leslie Fay will accept all shares that make such an election on a pro rata basis (rounding down to the nearest share to avoid the issuance of fractional shares) based upon the number of such shares.

    THE ACCEPTANCE AND DELIVERY OF ANY FORMS OF ELECTION BY OR TO THE EXCHANGE AGENT (OR ANY OTHER AUTHORIZED PERSON) WILL NOT OF ITSELF CREATE ANY RIGHT TO RECEIVE CASH IN EXCHANGE FOR THE SHARES OF COMMON STOCK LISTED ON THE FORM OF ELECTION, AND SUCH RIGHT WILL ARISE ONLY IF THE MERGER IS CONSUMMATED AND ONLY TO THE EXTENT PROVIDED IN THE MERGER AGREEMENT.

    Leslie Fay is not aware of any jurisdiction where the making of an election to receive cash is not in compliance with applicable law. If Leslie Fay becomes aware of any jurisdiction where such election is not in compliance with any valid applicable law, Leslie Fay will make a good faith effort to comply with
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such law. If, after such good faith effort, Leslie Fay cannot comply with such law, your right to elect to receive cash in the Merger will not be made to (nor will such election be accepted from or on behalf of) the holders of shares residing in such jurisdiction.

                                          Sincerely,

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                 INSTRUCTIONS WITH RESPECT TO RIGHT TO ELECT TO
           RECEIVE CASH IN THE MERGER OF THE LESLIE FAY COMPANY, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Proxy Statement dated July 30, 1999, and the related Form of Election in connection with the right of stockholders of The Leslie Fay Company, Inc. ("Leslie Fay") to elect to receive $7.00 per share in cash for some or all of their shares of Common Stock of Leslie Fay, subject to the conditions set forth in the Form of Election.

    The undersigned hereby instruct(s) you to elect to receive cash with respect to the number of shares specified below or, if no number is specified, all shares of Common Stock of Leslie Fay you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Form of Election.

       Number of shares with respect to which an election to receive cash is to be made

                                                                                Signature(s)

                                                                            Please print name(s)

Dated:             , 1999

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*   I understand that if I sign this instruction form without indicating a lesser number of shares in the space above, you will make an election to receive cash for all shares of Common Stock of Leslie Fay held by you for my account.

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